UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2010

WHX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-2394	13-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2010, WHX Corporation (the “Company”), refinanced substantially all of its indebtedness principally with its existing lenders or their affiliates.  The refinancing was effected through a newly formed, wholly-owned subsidiary of the Company, Handy & Harman Group Ltd. (“H&H Group”), which is the direct parent of Handy & Harman (“H&H”) and Bairnco Corporation (“Bairnco”).

Wells Fargo Facility

On October 15, 2010, H&H Group, together with certain of its subsidiaries, entered into an Amended and Restated Loan and Security Agreement (the “Wells Fargo Facility”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the lenders thereunder.  The Wells Fargo Facility provides for a $21 million senior term loan to H&H Group and certain of its Subsidiaries (the “First Lien Term Loan”) and established a revolving credit facility with borrowing availability of up to a maximum aggregate principal amount equal to $110 million less the outstanding aggregate principal amount of the First Lien Term Loan (such amount, initially $89 million), dependent on the levels of and collateralized by eligible accounts receivable and inventory  (the “First Lien Revolver”).

The amounts outstanding under the Wells Fargo Facility bear interest at LIBOR plus applicable margins of between 2.50% and 3.50%, or at the U.S. base rate (the prime rate) plus 0.50% to 1.50%.  The applicable margins for the First Lien Revolver and the First Lien Term Loan are dependent on H&H Group’s Quarterly Average Excess Availability for the prior quarter, as that term is defined in the agreement.  As of the date hereof, the First Lien Term Loan bears interest on the principal amount thereof at a rate of LIBOR plus 3.25% per annum and amounts outstanding under the First Lien Revolver bear interest at LIBOR plus 2.75% per annum.  Principal payments of the First Lien Term Loan are due in equal monthly installments of approximately $0.35 million, commencing November 1, 2010.  All amounts outstanding under the Wells Fargo Facility are due and payable in full on June 30, 2012.

Obligations under the Wells Fargo Facility are collateralized by first priority security interests in and liens upon all present and future assets of H&H Group and substantially all of its subsidiaries.  The Wells Fargo Facility contains customary affirmative, negative, and financial covenants  (including minimum EBITDA, maximum Senior Leverage Ratio, limitations on Capital Expenditures, as such terms are defined therein, and restrictions on cash distributions to the Company) and events of default.

The Wells Fargo Facility amended and restated the prior Loan and Security Agreement between H&H and its subsidiaries and Wells Fargo (as successor-in-interest to Wachovia Bank, National Association), as agent (the “Prior H&H Facility”), and replaced Bairnco’s financing arrangements with Wells Fargo.

Ableco Facility

On October 15, 2010, H&H Group, together with certain its subsidiaries, also entered into a Loan and Security Agreement with Ableco, L.L.C. (“Ableco”), as administrative agent for the lenders thereunder (the “Ableco Facility”).  The Ableco Facility provides for a $25 million subordinated term loan to H&H Group and certain of its subsidiaries (the “Second Lien Term Loan”).  The Second Lien Term Loan bears interest on the principal amount thereof at the U.S. base rate (the prime rate) plus 7.50% or LIBOR (or, if greater, 1.75%) plus 9.00%.  As of the date hereof, the Second Lien Term Loan bears interest at a rate of 10.75% per annum.  All amounts outstanding under the Ableco Facility are due and payable in full on June 30, 2012.

Obligations under the Ableco Facility are collateralized by second priority security interests in and liens upon all present and future assets of H&H Group and substantially all of its subsidiaries.  The Ableco Facility contains customary affirmative, negative, and financial covenants  (including minimum EBITDA, maximum Senior Leverage Ratio, limitations on Capital Expenditures, as such terms are defined therein, and restrictions on cash distributions to the Company) and events of default.

The Ableco Facility replaced H&H’s and Bairnco’s financing arrangements with an affiliate of Ableco.

Indenture

In addition, on October 15, 2010, H&H Group refinanced the prior indebtedness of H&H and Bairnco to the Steel Partners II Liquidating Series Trusts (Series A and Series E) (the “Steel Trusts”), each constituting a separate series of the Steel Partners II Liquidating Trust as successor-in-interest to Steel Partners II, L.P.  In accordance with the terms of an Exchange Agreement, entered into on October 15, 2010, by and among H&H Group, certain of its subsidiaries and the Steel Trusts (the “Exchange Agreement”), H&H Group made an approximately $6 million cash payment in partial satisfaction of prior indebtedness to the Steel Trusts and exchanged the remainder of such prior obligations for units consisting of (a) $72,925,500 aggregate principal amount of 10% subordinated secured notes due 2017 (the “Subordinated Notes”) issued by H&H Group pursuant to an Indenture, dated as of October 15, 2010 (the “Indenture”), by and among H&H Group, the Guarantors party thereto and Wells Fargo, as trustee,  and (b) warrants, exercisable beginning October 14, 2013, to purchase an aggregate of 1,500,806 shares of the Company’s common stock, with an exercise price of $11.00 per share (the “Warrants”).  The Subordinated Notes and Warrants may not be transferred separately until October 14, 2013.

All obligations outstanding under the Subordinated Notes bear interest at a rate of 10% per annum, 6% of which is payable in cash and 4% of which is payable in-kind. The Subordinated Notes, together with any accrued and unpaid interest thereon, mature on October 15, 2017.  All amounts owed under the Subordinated Notes are guaranteed by substantially all of H&H Group’s subsidiaries and are secured by substantially all of their assets.  The Subordinated Notes are contractually subordinated in right of payment to the Wells Fargo Facility and the Ableco Facility. The Subordinated Notes are redeemable until October 14, 2013, at H&H Group’s option, upon payment of 100% of the principal amount thereof, plus all accrued and unpaid interest thereon and the applicable premium set forth in the Indenture (the “Applicable Redemption Price”).  If H&H Group or its subsidiary guarantors undergo certain types of fundamental changes prior to the maturity date of the Subordinated Notes, holders thereof will, subject to certain exceptions, have the right, at their option, to require H&H Group to purchase for cash any or all of their Subordinated Notes at the Applicable Redemption Price.

 The Indenture contains customary affirmative and negative covenants, certain of which only apply in the event that the Wells Fargo Facility and the Ableco Facility and any refinancing indebtednesses with respect thereto are repaid in full, and events of default.

In connection with the issuance of the Subordinated Notes and Warrants, the Company and H&H Group also entered into a Registration Rights Agreement, dated as of October 15, 2010 (the “Registration Rights Agreement”), with the Steel Trusts.  Pursuant to the Registration Rights Agreement, the Company agreed to file with the Securities and Exchange Commission (the “SEC”) and use its reasonable best efforts to cause to become effective a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the resale of the Warrants and the shares of common stock of the Company issuable upon exercise of the Warrants.  H&H Group also agreed, upon receipt of a request by holders of a majority in aggregate principal amount of the Subordinated Notes, to file with the SEC and use its reasonable best efforts to cause to become effective a registration statement under the Securities Act with respect to the resale of the Subordinated Notes.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that reflect the Company’s current expectations and projections about its future results, performance, prospects and opportunities. The Company has tried to identify these forward-looking statements by using words such as “may,” “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors, that could cause its actual results, performance, prospects or opportunities in 2010 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, the Company’s need for additional financing and the terms and conditions of any financing that is consummated, customers’ acceptance of its new and existing products, the risk that the Company will not be able to compete successfully, and the possible volatility of the Company’s stock price and the potential fluctuation in its operating results. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended December 31, 2009 for information regarding risk factors that could affect the Company’s results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Item 1.02	Termination of a Material Definitive Agreement.

Concurrently with H&H Group’s entry into of the Wells Fargo Facility, the Ableco Facility and the Indenture, all obligations under H&H’s and Bairnco’s respective previous financing arrangements with Wells Fargo, Ableco and the Steel Trusts (collectively, the “Prior Credit Agreements”), other than the Prior H&H Facility, which was amended and restated by the Wells Fargo Facility, were repaid in full and the Prior Credit Agreements were terminated.

The other information called for by this item is contained in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the discussion in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The Warrants were issued in reliance upon an exemption from the registration requirements of the Securities Act contained in Section 4(2) thereof and the Subordinated Notes were issued in reliance on Section 3(a)(9) of the Securities Act.  The Subordinated Notes and the Warrants, and the shares of Common Stock issuable upon the exercise thereof, have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without being registered with the SEC or in reliance upon an applicable exemption from registration requirements of the Securities Act.

The other information called for by this item is contained in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHX CORPORATION

Dated: October 21, 2010	By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Chief Financial Officer and Senior Vice President